As filed with the Securities and Exchange Commission on August 27, 1999

                                                      Registration No. 333- ____


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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------


                       BROOKDALE LIVING COMMUNITIES, INC.
               (Exact name of issuer as specified in its charter)

                     Delaware                         36-4103821
           (State or other jurisdiction            (I.R.S. Employer
         of incorporation or organization)         Identification No.)

             77 West Wacker Drive, Suite 4400
                   Chicago, Illinois                      60601
       (Address of Principal Executive Offices)        (Zip Code)

                            -------------------------

          1998 BROOKDALE LIVING COMMUNITIES, INC. STOCK INCENTIVE PLAN
                                       AND
          1999 BROOKDALE LIVING COMMUNITIES, INC. STOCK INCENTIVE PLAN
                            (Full title of the plans)

                            -------------------------

                                                         Copy to:

            ROBERT J. RUDNIK, ESQ.                   BRIAN T. BLACK, ESQ.
          Executive Vice President,                    Winston & Strawn
       General Counsel and Secretary                 35 West Wacker Drive
      77 West Wacker Drive, Suite 4400              Chicago, Illinois 60601
         Chicago, Illinois 60601                        (312) 558-5600
              (312) 977-3700
  (Name, address, telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of                      Proposed maximum     Proposed          Amount of
securities to   Amount to be   offering price   maximum aggregate   registration
be registered    registered     per share(1)    offering price(1)       fee
--------------------------------------------------------------------------------

Common Stock,      450,000       $13.40625         $6,032,813          $1,678
par value $0.01
per share
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock, par value $0.01 per share, of Brookdale Living Communities, Inc. on the Nasdaq National Market as of August 25, 1999.

         PART I -- INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Brookdale Living Communities, Inc. shall deliver the document containing the information in Part I of this Registration Statement on Form S-8 to each participant in the 1998 Brookdale Living Communities, Inc. Stock Incentive Plan and the 1999 Brookdale Living Communities, Inc. Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such document is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). Such document and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


          PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by Brookdale Living Communities, Inc., a Delaware corporation (the "Company" or the "Registrant"), under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated, as of their respective dates, into this Registration Statement by reference:

                  (a) The Company's Annual Report on Form 10-K (File No. 0-22253) for the fiscal year ended December 31, 1998, as filed with the Commission on March 31, 1999;

                  (b) The Company's Annual Report on Form 10-K/A (File No. 0-22253) for the fiscal year ended December 31, 1997, as filed with the Commission on March 31, 1999, the Company's Quarterly Reports on Form 10-Q/A (File No. 0-22253) for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, as filed with the Commission on March 31, 1999, March 30, 1999 and March 30, 1999, respectively, the Company's Quarterly Reports on Form 10-Q (File No. 0-22253) for the quarters ended March 31, 1999 and June 30, 1999, as filed with the Commission on May 17, 1999 and August 16, 1999, respectively, the Company's Current Reports on Form 8-K (File No. 0-22253) dated December 22, 1998, January 19, 1999, March 4, 1999, April 27, 1999
                           and May 27, 1999, as filed with the Commission on January 6, 1999, January 29, 1999, March 10, 1999,
                           April  29,  1999,  May 19,  1999 and  June 21,  1999,
                           respectively, and the Company's Current Report on Form 8-K/A (File No. 0-22253) dated December 22, 1998, as filed with the Commission on March 8, 1999; and

                  (c) The description of the Company's Common Stock, par value $0.01 per share, contained in Amendment No. 1 to the Company's Registration Statement on Form 8-A, as filed with the Commission on April 17, 1997.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Wayne D. Boberg, a director of the Company, is a partner of the law firm of Winston & Strawn, which has provided, and continues to provide, legal services to the Company. As of the date of this Registration Statement, Mr. Boberg owns 2,500 shares of Common Stock and has options to acquire an additional 8,000 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Under Section 145 of the General Corporation Law of the State of Delaware ("Section 145"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. Section 145 provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation, and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 145 does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

                  The Company's Amended and Restated By-laws (the "By-laws") provide for mandatory indemnification of directors and officers generally to the same extent authorized by Section 145. Under the By-laws, the Company shall advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that he or she is not entitled to indemnification.

                  The Company has also entered into indemnification agreements with each of the Company's directors, including the officers of the Company who are also directors. The indemnification agreements require, among other things, that the Company indemnify such directors and officers to the fullest extent permitted by law and advance to such directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by such directors and officers seeking to enforce their rights under the indemnification agreements and cover such directors and officers under the Company's directors' and officers' liability insurance.

                  The Company's Restated Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except (a) for any breach of the directors' duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware or (d) for transactions from which directors derive improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  4.1 1998 Brookdale Living Communities, Inc. Stock Incentive Plan, as filed with the Commission on August 16, 1999 as Exhibit 10.13 to the Company's Form 10-Q for the period ended June 30, 1999 (File No. 0-22253) and incorporated herein by reference

                  4.2 1999 Brookdale Living Communities, Inc. Stock Incentive Plan, as filed with the Commission on August 16, 1999 as Exhibit 10.14 to the Company's Form 10-Q for the period ended June 30, 1999 (File No. 0-22253) and incorporated herein by reference

                  4.3 Form of certificate representing Common Stock of the Company, as filed with the Commission on May 17, 1997 as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-12259) and incorporated herein by reference

                  5.1 Opinion of Winston & Strawn as to the legality of the securities being registered

                  23.1     Consent of Ernst & Young LLP

                  23.2     Consent  of  Winston  & Strawn  (included  as part of
                           Exhibit 5.1)

                  24.1 Powers of Attorney (included on the signature page hereof)

ITEM 9.  UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                                    (i) To include  any  prospectus  required by
                  Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the  prospectus any facts
                  or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                                    (iii) To include  any  material  information
                  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THE 27TH DAY OF AUGUST, 1999.

                                     BROOKDALE LIVING COMMUNITIES, INC.

                                     By: /s/ MARK J. SCHULTE
                                         ------------------------------------
                                                    Mark J. Schulte
                                        President and Chief Executive Officer


                  KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS MARK J. SCHULTE AND ROBERT J. RUDNIK, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT EACH SAID ATTORNEYS-IN-FACT AND AGENTS, OR HIS OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


/s/  MICHAEL W. RESCHKE                                          August 27, 1999
----------------------------------------------
Michael W. Reschke
Chairman of the Board, Director

/s/  MARK J. SCHULTE                                             August 27, 1999
----------------------------------------------
Mark J. Schulte
President and Chief Executive Officer, Director
(Principal Executive Officer)

/s/  DARRYL W. COPELAND, JR.                                     August 27, 1999
----------------------------------------------
Darryl W. Copeland, Jr.
Executive Vice President and Chief Financial Officer, Director
(Principal Financial Officer)

/s/  R. STANLEY YOUNG                                            August 27, 1999
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R. Stanley Young
Senior Vice President-Finance and Treasurer
(Principal Accounting Officer)

/s/  WAYNE D. BOBERG                                             August 27, 1999
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Wayne D. Boberg
Director

/s/  BRUCE L. GEWERTZ                                            August 18, 1999
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Bruce L. Gewertz
Director

/s/  DARRYL W. HARTLEY-LEONARD                                   August 19, 1999
----------------------------------------------
Darryl W. Hartley-Leonard
Director


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Paul H. Warren
Director

/s/ MARK H. TABAK                                                August 23, 1999
----------------------------------------------
Mark H. Tabak
Director